Exhibit 99.4

Pro Forma Condensed Consolidated Financial Statements

(Unaudited)

On June 29, 2016, Five Star Quality Care, Inc. and certain of its subsidiaries, which we refer to herein as “we,” “us” or “our,” entered into a transaction agreement, or the Transaction Agreement, with Senior Housing Properties Trust and certain of its subsidiaries, or SNH.  References herein to “Five Star” mean Five Star Quality Care, Inc. and its consolidated subsidiaries.

Significant terms of the Transaction Agreement and related agreements are as follows:

•                  SNH purchased seven of the 33 senior living communities we owned for an aggregate purchase price of $112.4 million, and we and SNH simultaneously entered into a new long term lease agreement, or the New Lease, whereby SNH has leased those seven senior living communities to us.  After giving effect to this sale and leaseback transaction, we lease a total of 184 properties from SNH under five long term leases.

•                  The New Lease requires annual rent payable to SNH of approximately $8.4 million, plus percentage rent equal to 4% of the amount by which gross revenues, as defined in the New Lease, of each community exceeds gross revenues of such community in 2017.  The initial term of the New Lease expires on December 31, 2028, subject to our options to extend the term of the New Lease for two consecutive 15-year terms.

•                  Our three existing pooling agreements with SNH that combined certain of our management agreements with SNH for senior living communities that include assisted living units, or AL Management Agreements, were terminated, and we entered into 10 new pooling agreements with SNH, or the New Pooling Agreements.

•                  Pursuant to the New Pooling Agreements, among other things:

o                Any AL Management Agreement that became effective from and after May 2015 now provides us with a management fee equal to 5%, rather than the prior 3%, of the gross revenues realized at the applicable combined communities, and an incentive fee equal to 20%, rather than the prior 35%, of the annual net operating income of the applicable combined communities remaining after SNH realizes its requisite annual minimum return from these combined communities; and

o                Under all AL Management Agreements, SNH will pay us a fee for our management of capital expenditure projects equal to 3% of amounts funded by SNH.

We intend to use part of the net proceeds from the sale of the seven communities to SNH to repay $60.0 million in borrowings under our secured revolving credit facility with Citibank, N.A. and a syndicate of other lenders, or the Credit Facility, which were outstanding as of March 31, 2016.  In connection with the sale of five of the seven communities, aggregate commitments under the Credit Facility were reduced from $150.0 million to $100.0 million, as those five communities are no longer available as collateral for the Credit Facility.

These unaudited pro forma condensed consolidated financial statements reflect adjustments to historical consolidated financial information for Five Star which give effect to pro forma events that are directly attributable to the transactions contemplated by the Transaction Agreement, factually supportable and expected to have a continuing impact on our results of operations.  Such adjustments related to the following: (1) the sale and leaseback transaction with SNH described above, (2) the new formulas for calculating the management and incentive fees under the New Pooling Agreements related to the AL Management Agreements that became effective from and after May 2015, (3) the new capital expenditure project management fee pursuant to the New Pooling Agreements and (4) the repayment of $60.0 million in borrowings under the Credit Facility which were outstanding as of March 31, 2016.  These unaudited pro forma condensed consolidated financial statements do not reflect adjustments related to certain other provisions of the New Pooling Agreements which are not currently expected to have a material impact on Five Star.

The adjustments to Five Star’s condensed consolidated balance sheet as of March 31, 2016 contained in these unaudited pro forma condensed consolidated financial statements assume that the transactions described herein occurred as of that date.  The adjustments to Five Star’s condensed consolidated statements of operations for the three months ended March 31, 2016 and the year ended December 31, 2015 contained in these unaudited pro forma condensed consolidated financial statements assume that the transactions described herein occurred as of January 1, 2015.

Pursuant to the rules and regulations of the Securities and Exchange Commission, the condensed consolidated statements of operations for Five Star contained in these unaudited pro forma condensed consolidated financial statements include only those line items of Five Star’s historical statements of operations through income from continuing operations and exclude Five Star’s discontinued operations.

These unaudited pro forma condensed consolidated financial statements are primarily based upon, and should be read in conjunction with, the audited consolidated financial statements and notes thereto included in Five Star’s Annual Report on Form 10-K for the year ended December 31, 2015, or the Annual Report, and the unaudited condensed consolidated financial statements and notes thereto included in Five Star’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, or the Quarterly Report.

These unaudited pro forma condensed consolidated financial statements are presented for informational purposes only and are not necessarily indicative of what Five Star’s actual results of operations would have been had the transactions described herein been completed as of the assumed dates, or of the expected financial position or results of operations of Five Star for any future period.  Differences could result from many factors, including future changes in Five Star’s operations or capital structure.

FIVE STAR QUALITY CARE, INC.

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	March 31,			March 31,
	2016	Transaction		2016
	(as reported)	adjustments	Note	pro forma
ASSETS
Current assets:
Cash and cash equivalents	$12,333	$52,350	2(a)	$64,683
Accounts receivable, net	37,398	—		37,398
Due from related persons	13,072	—		13,072
Investments in available for sale securities	25,486	—		25,486
Restricted cash	3,705	—		3,705
Prepaid expenses and other current assets	19,445	—		19,445
Assets of discontinued operations	586	—		586
Total current assets	112,025	52,350		164,375

Property and equipment, net	383,943	(30,584)	2(b)	353,359
Other long term assets	34,756	—		34,756
	$530,724	$21,766		$552,490
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Revolving credit facility	$60,000	$(60,000)	2(c)	$—
Accounts payable and accrued expenses	82,398	—		82,398
Other current liabilities	99,943	6,541	2(d)	106,484
Total current liabilities	242,341	(53,459)		188,882

Long term liabilities:
Mortgage notes payable	59,929	—		59,929
Accrued self insurance obligations	40,349	—		40,349
Other long term liabilities	4,972	75,225	2(d)	80,197
Total long term liabilities	105,250	75,225		180,475

Total shareholders’ equity	183,133	—		183,133
	$530,724	$21,766		$552,490

See accompanying notes.

FIVE STAR QUALITY CARE, INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31, 2016

	As reported	Transaction adjustments	Note	Pro forma
Revenues:
Senior living revenue	$280,090	$—		$280,090
Management fee revenue	2,804	411	2(e)	3,215
Reimbursed costs incurred on behalf of managed communities	61,318	—		61,318
Total revenues	344,212	411		344,623

Operating expenses:
Senior living wages and benefits	135,804	—		135,804
Other senior living operating expenses	69,741	—		69,741
Costs incurred on behalf of managed communities	61,318	—		61,318
Rent expense	50,095	472	2(f)	50,567
General and administrative expenses	18,103	—		18,103
Depreciation and amortization expense	9,599	(473)	2(g)	9,126
Long lived asset impairment	306	—		306
Total operating expenses	344,966	(1)		344,965

Operating loss	(754)	412		(342)

Interest, dividend and other income	265	—		265
Interest and other expense	(1,501)	469	2(h)	(1,032)
Loss on sale of available for sale securities reclassified from other comprehensive income	(109)	—		(109)

Loss from continuing operations before income taxes and equity in earnings of an investee	(2,099)	881		(1,218)
Provision for income taxes	(289)	—	2(i)	(289)
Equity in earnings of an investee	77	—		77
Loss from continuing operations	$(2,311)	$881		$(1,430)

Weighted average shares outstanding—basic and diluted	48,792			48,792

Basic and diluted loss per share from continuing operations	$(0.05)			$(0.03)

See accompanying notes.

FIVE STAR QUALITY CARE, INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Year Ended December 31, 2015

	As reported	Transaction adjustments	Note	Pro forma
Revenues:
Senior living revenue	$1,113,971	$—		$1,113,971
Management fee revenue	10,728	1,297	2(e)	12,025
Reimbursed costs incurred on behalf of managed communities	240,711	—		240,711
Total revenues	1,365,410	1,297		1,366,707

Operating expenses:
Senior living wages and benefits	539,086	—		539,086
Other senior living operating expenses	293,501	—		293,501
Costs incurred on behalf of managed communities	240,711	—		240,711
Rent expense	199,075	1,885	2(f)	200,960
General and administrative expenses	70,757	—		70,757
Depreciation and amortization expense	33,815	(1,823)	2(g)	31,992
Goodwill impairment	25,344	—		25,344
Long lived asset impairment	145	—		145
Total operating expenses	1,402,434	62		1,402,496

Operating loss	(37,024)	1,235		(35,789)

Interest, dividend and other income	982	—		982
Interest and other expense	(4,927)	1,072	2(h)	(3,855)
Gain on early extinguishment of debt	692	—		692
Gain on sale of available for sale securities reclassified from other comprehensive income	160	—		160

Loss from continuing operations before income taxes and equity in earnings of an investee	(40,117)	2,307		(37,810)
Provision for income taxes	(662)	—	2(i)	(662)
Equity in earnings of an investee	20	—		20
Loss from continuing operations	$(40,759)	$2,307		$(38,452)

Weighted average shares outstanding—basic and diluted	48,406			48,406

Basic and diluted loss per share from continuing operations	$(0.84)			$(0.79)

See accompanying notes.

FIVE STAR QUALITY CARE, INC.

NOTES TO PRO FORMA FINANCIAL STATEMENTS

(in thousands)

(unaudited)

Note 1. Basis of Presentation

These unaudited pro forma condensed consolidated financial statements were derived from Five Star’s historical financial statements prepared in accordance with U.S. generally accepted accounting principles, and should be read in conjunction with the audited consolidated financial statements and notes thereto included in the Annual Report and the unaudited condensed consolidated financial statements and notes thereto included in the Quarterly Report.

These unaudited pro forma condensed consolidated financial statements are presented for informational purposes only and are not necessarily indicative of what Five Star’s actual results of operations would have been had the transactions described herein been completed as of the assumed dates, or of the expected financial position or results of operations of Five Star for any future period.  Differences could result from many factors, including future changes in Five Star’s operations or capital structure.

Note 2. Pro Forma Transaction Adjustments

These unaudited pro forma condensed consolidated financial statements include adjustments related to the following: (1) the sale and leaseback transaction with SNH described above, (2) the new formulas for calculating the management and incentive fees under the New Pooling Agreements related to the AL Management Agreements that became effective from and after May 2015, (3) the new capital expenditure project management fee pursuant to the New Pooling Agreements and (4) the repayment of $60,000 in borrowings under the Credit Facility which were outstanding as of March 31, 2016.

Pro Forma Balance Sheet Adjustments

(a)                                 Cash and cash equivalents

Adjustments to cash totaling $52,350 are comprised as follows:

Proceeds from the sale of seven senior living communities to SNH	$112,350
Repayment of outstanding borrowings under the Credit Facility	(60,000)
Net adjustment to cash	$52,350

The pro forma statements of operations do not assume investment income related to the net increase in cash from the transactions described herein.

(b)                                 Property and equipment, net

Adjustments to property and equipment, net, totaling $30,584 reflect the sale of seven senior living communities to SNH.

(c)                                  Revolving credit facility

Adjustments to revolving credit facility totaling $60,000 reflect the repayment of  borrowings outstanding under the Credit Facility as of March 31, 2016 with proceeds from the sale of seven senior living communities to SNH.

(d)                                 Deferred gain

In connection with the sale of seven senior living communities to SNH, we recognized an aggregate deferred gain of $81,766, which will be amortized on a straight line basis as a reduction of rent expense over the term of the New Lease.

The deferred gain is comprised as follows:

Deferred gain resulting from the sale of seven senior living communities to SNH	$81,766
Less: current portion of deferred gain	(6,541)
Long term deferred gain	$75,225

Pro Forma Statements of Operations

(e)                                  Management fee revenue

Adjustments to management fee revenue consisted of the following:

	Three months	Year ended
	ended	December 31,
	March 31, 2016	2015
Increase in management fee to 5% from the prior 3% of community level revenues under AL Management Agreements that became effective after May 2015	$172	$453
New capital expenditure project management fee of 3%	239	844
Total adjustment to management fee revenue	$411	$1,297

(f)                                   Rent expense

Our increase in rent payable to SNH is calculated as follows:

	Three months ended	Year ended
	March 31, 2016	December 31, 2015
Increase in rent payable to SNH due to sale and leaseback transaction	$2,107	$8,426
Less: Amortization of deferred gain	(1,635)	(6,541)
Net adjustment to rent expense	$472	$1,885

(g)                                  Depreciation and amortization expense

This adjustment reflects the reduced depreciation expense as a result of the sale of seven senior living communities to SNH.

(h)                                 Interest and other expense

Adjustments to interest and other expense as the direct result of the repayment of outstanding borrowings under the Credit Facility are as follows:

	Three months ended	Year ended
	March 31, 2016	December 31, 2015
Adjustment to remove interest expense incurred on the Credit Facility	$471	$1,012
(Increase) reduction in commitment fee for unused portion of the Credit Facility	(2)	60
Net adjustment to interest and other expense	$469	$1,072

(i)                                     Provision for income taxes

These unaudited pro forma condensed consolidated financial statements do not reflect any adjustments for any federal or state income tax effect because any recurring impact on earnings of tax expense from the pro forma income would be largely offset by Five Star’s federal and state net operating loss carry forwards.  Five Star is expected to recognize an incremental and non-recurring state income tax expense of approximately $3,400 on the gain on sale for tax purposes during the second quarter of 2016, which represents current state tax payable without regard to Five Star’s tax loss carry forwards.